Exhibit 1.1

EXECUTION VERSION

$400,000,000

7.750% Senior Subordinated Notes Due 2019

Iron Mountain Incorporated

UNDERWRITING AGREEMENT

September 20, 2011

J.P. Morgan Securities LLC

as Representative of the

several Underwriters listed

in Schedule I hereto (the “Representative”)

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York  10179

Ladies/Gentlemen:

Iron Mountain Incorporated, a corporation organized and existing under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC is acting as representative (the “Representative”), an aggregate of $400,000,000 principal amount of the Company’s 7.750% Senior Subordinated Notes due 2019 (the “Notes”).  The Notes will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the subsidiaries of the Company listed in Schedule II hereto that have signed this Agreement (each, a “Guarantor” and, collectively, the “Guarantors”), and will be issued pursuant to an Indenture to be dated as of the Closing Date (as defined below) (the “Base Indenture”), as supplemented by a First Supplemental Indenture thereto, also to be dated as of the Closing Date (the “Supplemental Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”).  The Base Indenture, as supplemented by the Supplemental Indenture, is hereafter called the “Indenture.”

1.                                       Representations and Warranties of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                  Registration Statement, Pricing Disclosure Package and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-167837) filed on June 28, 2010 (the “Shelf Registration Statement”), for the registration of the Company’s debt and other securities, as described therein, including the Notes, under the Securities Act, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission (the “Rules and Regulations”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  Such registration statement, as so amended, including all information, if any, deemed to be a part thereof pursuant to Rule 430A, 430B or 430C of the Rules and Regulations, is referred to herein as a “Registration Statement.”  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering and sale of the Notes (the “Offering”) has been initiated or, to the Company’s knowledge, threatened by the Commission.  The Company will file the Prospectus (as defined below) with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The base prospectus contained in the Shelf Registration Statement, at the time such registration statement became effective, as supplemented by the final prospectus supplement relating to the Offering, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use.  Any preliminary prospectus supplement (and the related base prospectus) relating to the Offering filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter referred to as the “Preliminary Prospectus.”  Any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Notes is hereafter referred to as an “Issuer Free Writing Prospectus;” and the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time (as defined below) and as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Annex IV hereto, taken together, are hereafter referred to collectively as the “Pricing Disclosure Package.”  Any reference herein to the Registration Statement, the Prospectus or the Pricing Disclosure Package shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the effective date of the Registration Statement, the date of the Prospectus or the Applicable Time, as the case may be, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the date of the Prospectus, as the case may be, that is incorporated therein by reference and (ii) any such document so filed.  The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Notes contemplated hereby.  All references in this Agreement to the Prospectus, the Registration Statement or any Preliminary Prospectus or Issuer Free Writing Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

(b)                                 Registration Statement and Prospectus; Accurate Disclosure. At the applicable effective date of the Registration Statement or any post-effective amendment thereto, as of the date of the Prospectus or any amendment thereto, when any document filed under the Exchange Act is filed and at the Closing Date (as hereinafter defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder and did not and will not contain an untrue statement of a material fact and (i) in the case of the Registration Statement, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of the Prospectus or the Preliminary Prospectus, did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  When a related Preliminary Prospectus, if any, was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) or Rule 429 of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus, if any, and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the respective Rules and Regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this subsection (b), however, with respect to any information described in Section 7(d) hereof (“Underwriters’ Information”).

(c)                                  Pricing Disclosure Package; Accurate Disclosure. For purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (New York City time), September 20, 2011.  The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, if any, not listed in Annex IV hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and at the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation or warranty is made in this Section 1(c) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with any Underwriters’ Information.

(d)                                 No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as set forth in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in or incorporated by reference into the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(e)                                  S-3. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(f)                                    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder, and, when read together with the other information in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement and any amendments thereto become effective, at the Applicable Time and at the Closing Date, did not and will not contain any untrue statement of a material fact or (i) in the case of the Registration Statement, did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) in the case of the Prospectus or the Preliminary Prospectus, will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                 Organization and Good Standing. The Company and each of its subsidiaries has been duly incorporated or formed, is validly existing as a corporation, partnership, limited liability company or statutory business trust in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate, partnership, limited liability company or statutory business trust power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation, partnership, limited liability company or statutory business trust authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)                                 Ownership of Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company’s subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable; all of such capital stock or other ownership interests (in the case of the Company’s wholly-owned subsidiaries) or all of such capital stock or other ownership interests that the Company owns (in the case of less than wholly-owned subsidiaries as disclosed in the Registration Statement, the Pricing Disclosure Package, the Prospectus or Schedule III hereto) are owned directly or indirectly by the Company, in each case, free and clear of any security interest, claim, lien, encumbrance or adverse claim of any nature, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as would not have a Material Adverse Effect; and Schedule III hereto sets forth the Company’s ownership interest in any subsidiary (as defined in Regulation S—X Rule 1-02(x) of the Rules and Regulations) that is less than wholly owned.

(i)                                     The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(j)                                     The Notes and the Guarantees. The Notes have been duly and validly authorized by the Company for issuance and sale pursuant to this Agreement, each Guarantee has been duly and validly authorized by the Guarantor to which it relates and, when the Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, the Notes and the Guarantees will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(k)                                  The Indenture. The Indenture has been duly and validly authorized by the Company and each of the Guarantors and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, when executed and delivered by the Company and each of the Guarantors, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture will be a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(l)                                     Descriptions of the Transaction Documents. This Agreement, the Indenture, the Notes and the Guarantees conform as to legal matters to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)                               No Violation or Default. Neither the Company nor any of the Guarantors is in violation of its respective charter or by-laws or comparable organizational documents.  Neither the Company nor any of its subsidiaries is (i) in default (and no condition exists which, with notice or lapse of time or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound or (ii) in violation of any law or administrative regulation or any rulings or decrees of any court or arbitrator, except, in each case, for such defaults as could not, individually or in the aggregate, have a Material Adverse Effect.

(n)                                 No Consent Required; No Conflicts. The execution, delivery and performance of this Agreement, the Indenture, the Notes and the Guarantees and compliance by the Company and the Guarantors with all the provisions hereof and thereof, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states or jurisdictions outside the United States or the Trust Indenture Act), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or decrees of any court or arbitrator applicable to the Company, any of its subsidiaries or their respective property.

(o)                                 Legal Proceedings. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company’s and the Guarantors’ knowledge, no such proceedings are threatened or contemplated.

(p)                                 Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for such noncompliance which, singly or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan equals or exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); except for such incurrence which, singly or in the aggregate, could not be reasonably be expected to have a Material Adverse Effect.

(q)                                 Compliance with Environmental and Certain Other Laws. Neither the Company nor any of its subsidiaries is currently in violation of any foreign, federal, state,

provincial or local law or regulation relating to the protection of human health or safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), nor any federal, state or provincial law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal, state or provincial wages and hours laws, nor any provisions of the ERISA, as amended, or the rules and regulations promulgated thereunder or any similar laws in any jurisdiction, which singly, or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(r)                                    Licenses and Permits. The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“Permits”) including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business, except to the extent that the failure to have such Permits would not singly, or in the aggregate, have a Material Adverse Effect; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which has or after notice or lapse of time would singly, or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such Permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

(s)                                  Environmental Review. In the ordinary course of its business, when the Company or any of its subsidiaries acquires a fee interest in a parcel of real property located in the United States, the Company conducts a review of the property (generally consisting of a Phase I environmental assessment or similar study) to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, when the Company or any of its subsidiaries enters into a long-term real property lease for property located in the United States, the Company conducts an internal review, which may or may not result in a Phase I environmental assessment or similar study, as it relates to such real property to determine whether any conditions exist on the property that would constitute a violation of Environmental Laws or would require a material amount of capital or operating expenditures for clean-up, closure or compliance with Environmental Laws.  In the ordinary course of its business, the Company utilizes local counsel to obtain advice regarding owned or leased real property and local environmental matters outside the United States.  On the basis of such reviews and advice, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(t)                                    Title to Real and Personal Property. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by it (other than shares of capital stock or other equity interests in its subsidiaries, which matters are governed by Section 1(h) above).  All leases to which the Company or any of its subsidiaries is a party are valid and binding, except for such leases which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and no default by the Company, any of its subsidiaries or any other party has occurred or is continuing thereunder, which might result singly, or in the aggregate, in a Material Adverse Effect, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not have a Material Adverse Effect.

(u)                                 Insurance. The Company and each of its subsidiaries maintains, with insurers of recognized standing, reasonably adequate insurance against property and casualty loss, general liability, business interruption and such other losses and risks, in each case, in such amounts as are prudent and customary in the business in which they are engaged.

(v)                                 Independent Accountants. Deloitte & Touche LLP, the independent registered public accounting firm of the Company, is an independent registered public accounting firm within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board (United States).

(w)                               Financial Statements. The financial statements, together with related schedules and notes forming part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and the other financial and statistical information and data set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus is, to the Company’s knowledge, in all material respects, accurately presented and prepared on a basis reasonably consistent with the books and records of the Company.

(x)                                   Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s and the Guarantors’ knowledge, any of its directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 (related to loans) and Sections 302 and 906 (related to certifications).

(y)                                 Margin Rules. The transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes) will not violate or result in a violation of Section 7 of the Exchange Act, or any Rules and Regulations promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(z)                                   Neither the Company nor any of its affiliates does business with the Government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92 128, Laws of Florida).

(aa)                            Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb)                          Capitalization. As of the Applicable Time, the Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except for issuances of shares of common stock of the Company pursuant to outstanding options or restricted share units or performance share units pursuant to the Company’s equity compensation plans subsequent to June 30, 2011) and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights.

(cc)                            No Undisclosed Relationships. The Company has disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus any business relationships or related party transactions of the type that is required to be disclosed by Item 404 of Regulation S-K of the Rules and Regulations.

(dd)                          No Labor Disputes. There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, before the National Labor Relations Board or any foreign, state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company and the Guarantors, threatened against it or any of its subsidiaries, which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(ee)                            Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting was, as of December 31, 2010, effective, and based on work completed to date in the ordinary course of business, the Company is not aware of any material weaknesses in its internal control over financial reporting.  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ff)                                Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(gg)                          Taxes. All tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries, have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except when the failure to file or to pay, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(hh)                          Title to Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)                                  No Restrictions on Subsidiaries. No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jj)                                  Solvency. Immediately after the Company has issued the Notes and each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such entity will exceed the debts and liabilities, subordinated, contingent or otherwise, of such entity, (ii) the present fair saleable value of the property of such entity will be greater than the amount that will be required to pay the probable liabilities of such entity on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) each such entity will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) each such entity will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(kk)                            Future Solvency. Neither the Company nor any of its subsidiaries intends, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company’s indebtedness or the indebtedness of each subsidiary.

(ll)                                  Registration Rights. Except as have been irrevocably waived in writing, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Notes contemplated hereby.

(mm)                      Investment Company Act. None of the Company and the Guarantors is, or upon consummation of the transactions contemplated under this Agreement and the Indenture will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) or be subject to registration under the Investment Company Act.

(nn)                          Accuracy of Exhibits. There are no contracts or other documents that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(oo)                          Statistical Market Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

(pp)                          Compliance with Money Laundering Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or other person acting with specific instruction from the Company (other than the Underwriters, to whom the Company and the Guarantors make no representation) or any of its subsidiaries has caused the Company or any of its subsidiaries to be in violation of any national, foreign or local statute, or administrative regulation, relating to money-laundering, unlawful financial activities, control and prevention of terrorism or unlawful use or appropriation of corporate funds, which violation, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect.

(qq)                          No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting with specific instruction from the Company (other than the Underwriters, to whom the Company and the Guarantors make no representation) or any of its subsidiaries has caused the Company or any of its subsidiaries to be in violation of any European Union directive, supranational, national, foreign or local statute, or administrative regulation relating to money-laundering, unlawful financial activities, control and prevention of terrorism or unlawful use or appropriation of corporate funds, including the Foreign Corrupt Practices Act of 1977 and the Bribery Act 2010 of the United Kingdom.

(rr)                                Issuance of Notes and Use of Proceeds. The issuance of the Notes by the Company and the use of proceeds therefrom by the Company will not result in a breach of any provisions relating to financial assistance, principles of corporate benefit or other similar or analogous regulation of any applicable jurisdiction which could invalidate the enforceability of the Notes.

(ss)                            No Stabilization. Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) of the Company has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Prospectus, (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

(tt)                                Forward Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(uu)                          Eligibility; Well Known Seasoned Issuer. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Notes.

(vv)                          Additional Written Communications. None of the Company or any of its subsidiaries has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Notes, will distribute any material in connection with the offering and sale of the Notes other than the press releases issued by the Company on September 20, 2011, the Pricing Disclosure Package, the Prospectus, all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus, or other material, if any, not prohibited by the Securities Act (or regulations promulgated thereunder) and approved by the Underwriters, such approval not to be unreasonably withheld or delayed.

(ww)                      No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

2.                                       Purchase, Sale and Delivery of the Notes.

(a)                                  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, the aggregate principal amount of the Notes set forth opposite the name of such Underwriter on Schedule I hereto, at the purchase price set forth opposite the name of such Underwriter on Schedule I hereto.

(b)                                 Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by the Representative and the Company, at 9:30 a.m., New York City time, on September 23, 2011 (such time and date of payment and delivery being herein called the “Closing Date”).

(c)                                  Payment for the Notes shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depositary Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Notes duly paid by the Company.  The Global note will be made available for inspection by the Representative not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

(d)                                 Each of the Company and each Guarantor acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the Offering (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Guarantors with respect thereto.  Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

3.                                       Offering.  Upon the Company’s authorization of the release of the Notes, the Underwriters propose to offer the Notes for sale to the public upon the terms and conditions set forth in the Pricing Disclosure Package.

4.                                       Covenants of the Company, the Guarantors and the Underwriters.

(a)                                  The Company and each of the Guarantors, jointly and severally, covenant and agree with each of the Underwriters that:

(i)                                     Notice to the Representative. At any time when a prospectus relating to the Notes (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, (A) the Company will advise the Representative promptly and, if requested by the Representative, confirm such advice in writing, (1) when any amendment to the Registration Statement has been filed or becomes effective, (2) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed, (3) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information, (4) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (5) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any additions to or changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus in order to make the Registration Statement, the Pricing Disclosure Package or the Prospectus, in light of the circumstances under which they were made, not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, (6) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and (7) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (B) the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Notes and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(ii)                                  Ongoing Compliance of the Prospectus. If, at any time when a prospectus relating to the Notes (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact, (A) in the case of the Prospectus and the Pricing Disclosure Package, omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading or, (B) in the case of the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement to comply with the Securities Act or the Rules and Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify the Representative promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Representative) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii)                               Amendments, Supplements, and Free Writing Prospectuses. The Company will not, without the prior consent of the Representative, (A) make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Annex IV hereto and any electronic road show previously approved by the Representative, or (B) file, refer to, approve, use or authorize the use of any “free writing prospectus” as defined in Rule 405 under the Securities Act with respect to the Offering or the Notes other than as set forth in Annex IV hereto.  If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or (a) in the case of the Registration Statement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) in the case of the Prospectus or the Preliminary Prospectus, omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if to comply with the Securities Act or the Rules and Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representative promptly and, if requested by the Representative, prepare and furnish without charge to each Underwriter an appropriate amendment or supplement (in form and substance satisfactory to the Representative) that will correct such statement, omission or conflict or effect such compliance.

(iv)                              Issuer Free Writing Prospectus. The Company has complied and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus.

(v)                                 Delivery of Copies. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, all documents incorporated by reference in the Registration Statement and Issuer Free Writing Prospectuses, if any, and Prospectus or any amendment thereof or supplement thereto, as the Representative may reasonably request. Prior to 10:00 a.m., New York time, or if it is not possible to do so prior to such time, as soon thereafter as practicable, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriter with an electronic copy of the Prospectus. The Company will timely file the Prospectus with the Commission as required by Rule 424(b) of the Rules and Regulations.

(vi)                              Blue Sky Compliance. The Company will endeavor in good faith, in cooperation with the Underwriters, at or prior to the date of the Prospectus, to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process where it is not already so subject.

(vii)                           Earnings Statement. The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Underwriters as soon as practicable, but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the date of the Prospectus occurs, an earning statement of the Company and its subsidiaries (which need not be audited) complying with the provisions of Rule 158 under the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

(viii)                        Copies of Reports. Whether or not required by the Rules and Regulations, so long as any Notes are outstanding and so long as the Indenture so requires, the Company (A) will furnish to the Underwriters at the Representative’s reasonable request copies of all reports or other communications (financial or other) furnished to security holders and (B) will deliver to the Underwriters (1) as soon as they are available, copies of any and all reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed or (2) if any class of securities of the Company is not listed on any national securities exchange, such additional information concerning the business and financial condition of the Company as the Representative may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission), provided, in the case of each of clauses (A) and (B) above, a copy of such information is not already filed with the Commission pursuant to EDGAR.

(ix)                                Use of Proceeds. The Company will apply the proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package.

(x)                                   Conditions Precedent. The Company and the Guarantors will use their best efforts to do or perform, or cause to be done or performed, all things required or necessary to be done and performed under this Agreement by the Company and the Guarantors prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

(xi)                                DTC. The Company and the Guarantors will use their commercially reasonable efforts in cooperation with the Underwriters to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

(xii)                             Ratings. The Company and the Guarantors will take all reasonable action necessary to enable Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc. to provide their respective credit ratings on the Company’s outstanding senior subordinated debt, including for this purpose, the issuance of the Notes.

(xiii)                          No Stabilization. The Company and the Guarantors have not and will not (and have not permitted their affiliates to, and will cause their controlled affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes and neither the Company, the Guarantors nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.

(xiv)                         Additional Payments. The Company will pay any documentary, stamp, issuance, transfer or similar tax or duty, including any interest and penalties, on the creation, issuance, initial sale to the Underwriters hereunder and the initial resale by the Underwriters of the Notes and on the execution and delivery of this Agreement.

(xv)                            Filings. The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

(b)                                 Each Underwriter, severally and not jointly, covenants and agrees with the Company that:

(i)                                     Such Underwriter will not use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if such Underwriter’s use of or reference to such “free writing prospectus” would require the Company to file with the Commission any “issuer information” (as defined in Rule 433 under the Securities Act); provided that (A) no such consent shall be required with respect to (1) any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (2) any Issuer Free Writing Prospectus listed on Annex IV hereto and any electronic road show previously approved by the Representative and (B) “issuer information,” as used in this Section 4(b)(i), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from any issuer information with respect to which the Company has given its prior written consent (“Permitted Issuer Information”).  Each Underwriter also, severally and not jointly, represents and agrees that such Underwriter has not used or referred to any “free writing prospectus” in connection with the offering of the Notes that includes any information other than Permitted Issuer Information if such “free writing prospectus” conflicts with information contained in (A) the Registration Statement, including the Pricing Disclosure Package and the Prospectus, and not superseded or modified or (B) any document filed or furnished under the Exchange Act that is incorporated by reference into the Registration Statement and not superseded or modified.

(ii)                                  Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company and (B) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(iii)                               In relation to each member state of the European Economic Area which has implemented the prospectus directive, as defined below (each, a “relevant member state”), with effect from and including the date on which the prospectus directive is implemented in that relevant member state (the “relevant implementation date”), the Notes may not be offered to the public in that relevant member state other than:

(a)                                  to any legal entity which is a qualified investor as defined in the prospectus directive;

(b)                                 to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the prospectus directive), subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

(c)                                  in any other circumstances falling within Article 3(2) of the prospectus directive,

provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the prospectus directive or supplement a prospectus pursuant to Article 16 of the prospectus directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any Notes in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that member state by any measure implementing the prospectus directive in that member state and the expression “prospectus directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in each relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(iv)                          Each Underwriter has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Notes with a denomination of less than €100,000 (or its other currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which includes banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transaction Supervision Act 1995 is applicable and the conditions attached to such exemption or exception are complied with.

(v)                                 Such Underwriter will not resell or transfer any of the Notes to purchasers in Canada unless they are offered and sold in compliance with, or pursuant to an exemption from, applicable Canadian securities laws.

5.                                       Payment of Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, hereby agree to pay all costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder, including the following:  (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the registration of the Notes under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of producing the Blue Sky Memoranda, all expenses in connection with the qualification of the Notes for offering and sale under state securities or Blue Sky laws as provided in Section 4(a)(v) hereof, including (A) the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey and (B) the fees required to be paid in connection with all applicable securities regulatory filing requirements (whether required pursuant to the securities laws of the United States or otherwise) in connection with the Offering; (iii) all fees and expenses in connection with the inclusion of the Notes in the book-entry system of DTC; (iv) all travel expenses of the Company’s and Guarantors’ officers and employees and any other expense of the Company or the Guarantors incurred in connection with attending or hosting meetings with prospective purchasers of the Notes; (v) fees paid to rating agencies in connection with the Notes; (vi) all expenses and application fees related to the listing of the Notes, if applicable and (vii) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the Financial Industry Regulatory Authority, Inc., of the terms of the sale of the Notes.  The Company also will pay or cause to be paid:  (i) the cost of preparing certificates for the Notes; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.

6.                                       Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase and pay for the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

(a)                                  Registration Statement, Pricing Disclosure Package and Prospectus. The Registration Statement shall have become, and shall remain, effective on the date of this Agreement and through the Closing Date; the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(iv) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of, or preventing the use of, the Registration Statement or any post-effective amendment thereto, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus shall have been issued and no proceeding for that purpose or pursuant to Rule 401(g)(2) or Section 8A of the Securities Act against the

Company or related to the Offering shall have been initiated or, to the Company’s and the Guarantors’ knowledge, threatened by the Commission.  The Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)                                 Representations and Warranties. All the representations and warranties of the Company and the Guarantors contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the Closing Date.

(c)                                  No Downgrade. At or after the Applicable Time, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of the Company’s securities by any “nationally recognized securities rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act, or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating).

(d)                                 No Material Adverse Change. (i) Since the date of the latest balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as otherwise described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (iv) on the Closing Date the Representative shall have received a certificate dated the Closing Date, signed by C. Richard Reese, in his capacity as Executive Chairman and Chief Executive Officer, and by Brian P. McKeon, in his capacity as Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c), (d) and (j) (but without reference to the judgment of the Representative in such paragraph) of this Section 6.

(e)                                  Opinion of Company Counsel. At the Closing Date the Representative shall have received the written opinion and negative assurance of Sullivan & Worcester LLP, counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex I and in form and substance reasonably satisfactory to the Representative and Underwriters’ Counsel.

(f)                                    Opinion of General Counsel. At the Closing Date the Representative shall have received the written opinion and negative assurance of Ernest W. Cloutier, Esq., General Counsel for the Company, dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex II and in form and substance reasonably satisfactory to the Representative and Underwriters’ Counsel.

(g)           Opinion of Counsel for the Connecticut Guarantors. At the Closing Date the Representative shall have received the written opinion of Gesmer Updegrove LLP, special Connecticut counsel for U.S. Bank National Association, the Owner Trustee of Iron Mountain Statutory Trust — 1998, Iron Mountain Statutory Trust — 1999 and Iron Mountain Statutory Trust — 2001 (collectively, the “Connecticut Guarantors”; each of the Guarantors that is not a Connecticut Guarantor is referred to herein as a “Delaware Guarantor” and, collectively, the “Delaware Guarantors”), dated the Closing Date, addressed to the Underwriters in the form attached hereto as Annex III in form and substance reasonably satisfactory to the Representative and Underwriters’ Counsel.

(h)           Opinion of Underwriter’s Counsel. At the Closing Date, the Underwriters shall have received the written opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, as to such matters as the Underwriters shall reasonably request.

(i)            Comfort Letter. The Underwriters shall have received a letter on and as of the date of this Agreement (the “Comfort Letter”), in form and substance satisfactory to the Representative, from Deloitte & Touche LLP, the independent registered public accounting firm of the Company, with respect to the financial statements and certain financial information contained or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus and a letter on and as of the Closing Date, in form and substance satisfactory to the Representative, from Deloitte & Touche LLP confirming the information contained in the Comfort Letter.

(j)            Absence of Certain Changes. Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

(k)           Delivery of Prospectuses.  The Company shall have complied with the provisions of Section 4(a)(iv) hereof with respect to the furnishing of Prospectuses on the next business day succeeding the date of this Agreement.

(l)            DTC. On or prior to the Closing Date, DTC shall have accepted the Notes for clearance.

(m)          Additional Documents. The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Representative or to Underwriters’ Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Representative and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by the Representative at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Company in writing, or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.

7.             Indemnification.

(a)           Each of the Company and the Guarantors shall, joint and severally, indemnify and hold harmless each Underwriter and its respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either (A) the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus or the Pricing Disclosure Package, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (B) in any other materials or information provided to investors by, or with the written approval of, the Company in connection with the Offering, including any road show or investor presentations made to investors by the Company (whether in person or electronically), including any Issuer Written Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in the (A) Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus or the Prospectus or the Pricing Disclosure Package, or in any supplement thereto or amendment thereof, or any Issuer Free Writing Prospectus, or in any “issuer information,” or in any Marketing Materials, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Guarantors will be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, which information consists solely of the information specified in Section 7(d).  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, their respective affiliates, directors and officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in either the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus or the Pricing Disclosure Package, or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state in the (A) Registration Statement, as originally filed or any amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) in any Preliminary Prospectus or the Prospectus or the Pricing Disclosure Package, or in any supplement thereto or amendment thereof, a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of each of (A) and (B), to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Underwriter through the Representative specifically for use therein, which information is limited to the information set forth in Section 7(d).  This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) or (iv) the named parties in any such proceeding (including any impleading parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them, in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party.

(d)           The Underwriters severally confirm and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Underwriters set forth in the “Discounts” and “Price stabilization and short positions” paragraphs of the section entitled “Underwriting” in the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company or any Guarantor by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus or in any amendment or supplement thereto.

8.             Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, the Guarantors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting, in the case of losses, liabilities, claims, damages and expenses suffered by the Company and the Guarantors any contribution received by the Company and the Guarantors from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company and the Guarantors) as incurred to which the Company, the Guarantors and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Notes or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the Pricing Disclosure Package.  The relative fault of each of the Company and the Guarantors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each Underwriter and its respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and the Company, each Guarantor, their respective affiliates, directors and officers who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 8.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.  The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Notes purchased by each of the Underwriters hereunder and not joint.

With respect to any Indemnified Party who is not a party to this Agreement, the Company, the Guarantors and the Underwriters, as the case may be, shall obtain and hold the rights and benefits of this Section in trust for and on behalf of such Indemnified Party.

9.             Default by an Underwriter.

(a)           If one or more of the Underwriters shall fail at the Closing Date to purchase the Notes which it or they are obligated to purchase under this Agreement (the

“Defaulted Notes”) and such Defaulted Notes do not exceed in the aggregate 10% of the aggregate principal amount of the Notes, then each non-defaulting Underwriter shall purchase an aggregate amount of the Defaulted Notes equal to the proportion that the aggregate principal amount of Notes to be purchased by such Underwriter as set forth opposite such Underwriter’s name on Schedule I hereto bears to the aggregate principal amount of Notes to be purchased by all non-defaulting Underwriters.

(b)           Notwithstanding the foregoing, if the Defaulted Notes equal or exceed in the aggregate 10% of the aggregate principal amount of the Notes, then the non-defaulting Underwriters shall have the right, within 48 hours after the previously scheduled Closing Date, to make arrangements for one or more of such non-defaulting Underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon among such non-defaulting Underwriters and upon the terms herein set forth; provided that if the non-defaulting Underwriters shall not have completed such arrangements within such 48-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters or the Company and the Guarantors.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, any of the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements.

10.           Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters and the Company and the Guarantors contained in this Agreement or in certificates of officers of the Company or any Subsidiary submitted pursuant hereto, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or its respective affiliates, directors, officers and employees, or any person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, any Guarantor, their respective affiliates, directors and officers who shall have signed the Registration Statement, or any other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive delivery of and payment for the Notes to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

11.           Effective Date of Agreement; Termination.

(a)           This Agreement shall become effective upon the execution of this Agreement.

(b)           The Representative shall have the right to terminate this Agreement, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on the New York Stock Exchange (the “NYSE”) or the NASDAQ Global Market (the “NASDAQ”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NYSE or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; or (iv) if a banking moratorium has been declared by any United States state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (v) if any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vi) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions or currency exchange rates or exchange controls if the effect of any such event in (A) or (B) of this sentence, in the sole judgment of the Representative, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms and in the manner contemplated by the Pricing Disclosure Package and the Prospectus.

(c)           Any notice of termination pursuant to this Section 11 shall be in writing.

(d)           If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9(b) or 11(b) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or comply with any provision hereof, the Company and the Guarantors, jointly and severally, will, subject to demand by the Representative, reimburse the Underwriters for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

12.           Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a)           if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (646) 328-3093), Attention: High Yield Syndicate Desk, with a copy to Latham & Watkins LLP, 885 Third Avenue, New York, New York  10022, Attention:  Robert A. Zuccaro, Esq.;

(b)           if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at the address set forth in the Shelf Registration Statement, Attention:  Ernest W. Cloutier, Esq., with a copy to Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts,  02109, Attention:  William J. Curry, Esq.;

(c)           if sent to a Connecticut Guarantor, shall be mailed, delivered or faxed and confirmed in writing to such Connecticut Guarantor, c/o US Bank National Association, One Federal Street, Third Floor, Boston, Massachusetts 02110, Attention: John G. Correia, Vice President, with copies to Gesmer Updegrove LLP, 40 Broad Street, Boston, Massachusetts 02109, Attention: Sean W. Gilligan, Esq.; Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, Attention: Ernest W. Cloutier, Esq.; and Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, Attention William J. Curry, Esq.;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Representative, if any, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13.           Consent to Jurisdiction; Waiver of Immunities.  Each of the Company and the Guarantors:

(a)           irrevocably submits to the jurisdiction of any New York State or federal court sitting in New York City and any appellate court from any court thereof in any action or proceeding arising out of or relating to this Agreement or any other document delivered hereunder;

(b)           irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or in such federal court; and

(c)           irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents, to the fullest extent permitted by law, to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company or any of the Guarantors at its address as provided in Section 12(b) of this Agreement, such service to become effective five days after such mailing;

(d)           Except as set forth in subsections (a), (b) and (c) above, nothing in this Section 13 shall affect the right of any person to serve legal process in any other manner permitted by law or affect the right of any person to bring any action or proceeding against the Company or any Guarantor or their properties in the courts of other jurisdictions.

14.           Parties.   This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, affiliates, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from any of the Underwriters.

15.           Governing Law.  This Agreement and any claim, controversy, or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

17.           Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

18.           Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day on which the NYSE is open for business.

[signature page follows]

If the foregoing correctly sets forth the understanding between the Representative and the Company and the Guarantors, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.  It is understood that the Representative’s acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

Very truly yours,

IRON MOUNTAIN INCORPORATED

By:	/s/ J.P. Lawrence
	Name:	J.P. Lawrence
	Title:	SVP & Treasurer

IRON MOUNTAIN FULFILLMENT SERVICES, INC.
IRON MOUNTAIN INFORMATION MANAGEMENT, INC.
IRON MOUNTAIN INTELLECTUAL PROPERTY MANAGEMENT, INC.
MOUNTAIN REAL ESTATE ASSETS, INC.
MOUNTAIN RESERVE III, INC.
NETTLEBED ACQUISITION CORP.
TREELINE SERVICES CORPORATION

By:	/s/ J.P. Lawrence
	Name:	J.P. Lawrence
	Title:	SVP & Treasurer

IRON MOUNTAIN GLOBAL LLC

By:	/s/ J.P. Lawrence
	Name:	J.P. Lawrence
	Title:	SVP & Treasurer

IRON MOUTAIN GLOBAL HOLDINGS, LLC

	By:	/s/ J.P. Lawrence
		Name:	J.P. Lawrence
		Title:	SVP & Treasurer

IRON MOUNTAIN STATUTORY TRUST - 1998

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Amended and Restated Owner Trust Agreement dated as of October 1, 1998, as amended

	By:	/s/ John G. Correia
		Name:	John G. Correia
		Title:	Vice President

IRON MOUNTAIN STATUTORY TRUST - 1999

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of July 1, 1999, as amended

	By:	/s/ John G. Correia
		Name:	John G. Correia
		Title:	Vice President

IRON MOUNTAIN STATUTORY TRUST - 2001

By:	U.S. BANK NATIONAL ASSOCIATION, not individually but as Owner Trustee under that certain Owner Trust Agreement dated as of May 22, 2001, as amended

	By:	/s/ John G. Correia
		Name:	John G. Correia
		Title:	Vice President

Accepted as of the date first above written

J.P. MORGAN SECURITIES LLC

By:	/s/ David A. Dwyer
	Name:	David A. Dwyer
	Title:	Executive Director

For itself and on behalf of the other
Underwriters named in Schedule I hereto.

SCHEDULE I

Name of Underwriter	Aggregate Principal Amount of Notes To be Purchased	Aggregate Purchase Price of Notes To be Purchased*
J.P. Morgan Securities LLC	$124,000,000	$122,140,000
Morgan Stanley & Co. LLC	86,800,000	85,498,000
Barclays Capital Inc.	28,000,000	27,580,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	28,000,000	27,580,000
HSBC Securities (USA) Inc.	28,000,000	27,580,000
RBS Securities Inc.	28,000,000	27,580,000
Scotia Capital (USA) Inc.	28,000,000	27,580,000
Credit Agricole Securities (USA) Inc.	12,300,000	12,115,500
PNC Capital Markets LLC	12,300,000	12,115,500
TD Securities (USA) LLC	12,300,000	12,115,500
Wells Fargo Securities, LLC	12,300,000	12,115,500
Total	$400,000,000	$394,000,000

* Plus accrued interest, if any, from September 23, 2011.

Schedule I - 1

SCHEDULE II

List of Guarantors

Name

Iron Mountain Fulfillment Services, Inc.

Iron Mountain Global LLC

Iron Mountain Global Holdings, LLC

Iron Mountain Information Management, Inc.

Iron Mountain Intellectual Property Management, Inc.

Iron Mountain Statutory Trust-1998

Iron Mountain Statutory Trust-1999

Iron Mountain Statutory Trust-2001

Mountain Real Estate Assets, Inc.

Mountain Reserve III, Inc.

Nettlebed Acquisition Corp.

Treeline Services Corporation

Schedule II - 1

SCHEDULE III
September 20, 2011

Entity (“A”)	Owned by (“B”)	B Percent Ownership of “A”	IM US Percent Ownership of “B”	IM US “net”% Ownership of “A”

USA
Upper Providence Venture I, L.P.	Iron Mountain Information Management, Inc. (1% GP, 54% LP)	55%	100%	55%
Kelman Data Management LLC	Iron Mountain Information Management, Inc.	25%	100%	25%
Kelman Data Management GP, Inc.	Iron Mountain Canada Corporation (25%)	25%	100%	25%
Kelman Data Management LP	Iron Mountain Canada Coporation (24.999975%) Kelman Data Management GP, Inc. (0.0001%)	25%	100%	25%

Latin America
IMSA Peru SRL	Iron Mountain South America Ltd.	99.969%	100%	99.969%
Iron Mountain Peru S.A.	Iron Mountain South America Ltd. (67.51%) IMSA Peru SRL (32.48451%) Iron Mountain Incorporated (0.00543%)	99.99994%	99.9899%	99.9899%
Custodia SOS Limitada	Administradora de Informacion Limitada (55%) Iron Mountain Chile Servicios S.A. (18.13%)	73.13%	100%	73.13%
Storbox S.A.	Administradora de Informacion Limitada (55%) Iron Mountain Chile Servicios S.A. (18.12%)	73.12%	100%	73.12%

Schedule III - 1

Iron Mountain Chile S.A.	Iron Mountain Chile Servicios S.A.	73.1%		100%	73.1%
Custodia Documentos Limitada	Custodia SOS Limitada Iron Mountain South America Ltd.	99.99 00.01	% %	100%	73.1327%

Europe
Iron Mountain EES Holdings Ltd.	Iron Mountain Holdings (Europe) Limited	50%		100%	50%
Iron Mountain EES Sp. z.o.o. (Poland)	Iron Mountain EES (Holdings) Ltd.	100%		50%	50%
Iron Mountain CIS (Russia)	Iron Mountain EES (Holdings) Ltd.	100%		50%	50%
Iron Mountain Ukraine LLC	Iron Mountain EES (Holdings) Ltd.	100%		50%	50%
Iron Mountain A/S (Denmark)	Iron Mountain EES (Holdings) Ltd.	20%		50%	10%
Iron Mountain Magyaroszag Kft (Hungary)	Docu Guard Holdings Limited	99%		100%	99%
Iron Mountain Arsivleme Hizmetleri (Turkey)	Iron Mountain Holdings (Europe) Limited	40%		100%	40%
Sispace AG (Switzerland)	Iron Mountain Europe Limited	15%		100%	15%
Iron Mountain d.o.o Beograd	Iron Mountain Holdings (Europe) Limited	51%		100%	51%

Asia
Iron Mountain India Private Limited	Iron Mountain Incorporated	50.1%		100%	50.1%
IndexInfo Svces Pty Ltd. (India)	Iron Mountain Incorporated	50.1%		100%	50.1%

Schedule III - 2

ANNEX I

Form of Opinion of Company’s Outside Counsel

1.     The Company is (i) a corporation that, under the laws of the State of Delaware, is duly incorporated, validly existing as a corporation and in good standing and (ii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to execute, deliver and perform its obligations under the Underwriting Agreement and the Indenture and to consummate the transactions contemplated by the Underwriting Agreement and by the Prospectus.

2.     Each of the Delaware Guarantors (i) has been duly incorporated or formed, (ii) is validly existing as a corporation or limited liability company, (iii) is in good standing under the laws of Delaware and (iv) has the corporate or limited liability company power and authority required to carry on its business as it is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.     The Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

4.     The authorized capital stock of the Company consists 400,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share; and all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Delaware Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the issued and outstanding shares of capital stock of, or other ownership interests in, each of the Guarantors are, to our knowledge, owned beneficially by the Company or its subsidiaries, free and clear of any perfected security interest or adverse claim, except to the extent described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not be material to the business, prospects, financial conditions or results of operations of the Company and its subsidiaries, taken as a whole.

5.     The Indenture and the Guarantees have been duly authorized by all necessary corporate or limited liability company, as the case may be, action of the Company and the Delaware Guarantors and have been duly executed and delivered by the Company and the Delaware Guarantors and are valid and binding agreements of the Company and the Guarantors enforceable against each of them in accordance with their terms.

6.     The Notes have been duly authorized, executed and delivered by the Company and, assuming the due authorization and execution of the Guarantees thereof by the Connecticut Guarantors, when the Notes are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by the Underwriting Agreement, the Notes and the Guarantees thereof will be entitled to the benefits of

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the Indenture and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against each of them in accordance with their terms.

7.     The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Delaware Guarantors.

8.     The statements under the “Description of the notes,” and “Material federal income tax considerations” in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus, as amended or supplemented through the date hereof, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information so summarized with respect to such legal matters, documents and proceedings, in all material respects.

9.     The statements under the captions “Description of our capital stock” in the Preliminary Prospectus, the Pricing Disclosure Package and the Prospectus and “Indemnification of Directors and Officers” in the Registration Statement have been reviewed by us, and, insofar as such statements constitute summaries of certain provisions of the articles of incorporation or bylaws of the Company, statutes, rules, regulations or statements of Law, they constitute fair summaries thereof, in all material respects.

10.   To our knowledge, no holder of any securities of the Company has the right to require registration of any security of the Company in connection with the filing of the Registration Statement or the issuance of the Notes.

11.   The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Notes and the Guarantees, and the consummation of the transactions contemplated therein, will not (i) violate the provisions of the articles of incorporation or bylaws of the Company or the Delaware Guarantors or (ii) violate any present statute, rule or regulation promulgated by United States federal law or by the State of Delaware and New York that is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Indenture, the Notes and the Underwriting Agreement (collectively, the “Law”).

12.   The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes, the performance of the Guarantees, and the compliance by the Company and the Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (or pursuant to any consent decree known to us by which the Company or a Guarantor is bound), and do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of the Delaware Guarantors or any agreement filed as an exhibit to the Registration Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, including any amendments thereto (the “Annual Report”), or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 (the “Quarterly Reports”) or violate or

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conflict with any laws, administrative regulations or rulings or, to our knowledge, court decrees applicable to the Company, any of the Guarantors or their respective property.

13.   To our knowledge (i) no legal or governmental proceedings are pending or threatened to which the Company or any of the Guarantors is a party or to which any of their respective property is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and are not so described and (ii) no contract or other document is required to be described in the Pricing Disclosure Package and the Prospectus or filed as an exhibit to the Registration Statement that is not so described or filed.

14.   Neither the Company nor any Guarantor is now, nor immediately after the offering of the Notes as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is or will be subject to registration under the Investment Company Act.

15.   The Registration Statement has become effective under the Securities Act, and, to our knowledge, (i) no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose are pending before or threatened by the Commission and (ii) no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.  The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement.  Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424 under the Securities Act has been made in accordance with said Rule 424.  The Indenture has been duly qualified under the Trust Indenture Act.

16.   The Registration Statement, the Preliminary Prospectus, the Issuer Free Writing Prospectus and the Prospectus and any supplements or amendments thereto (except for (i) the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein, and (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act, as to which we express no opinion), as of their respective effective date or issue date, complied as to form in all material respects with the requirements of the Securities Act.

17.   The Annual Report and the Quarterly Reports (except for the financial statements and the notes thereto and the schedules and other financial data included or incorporated by reference therein or annexed thereto, as to which we express no opinion) complied as to form when filed with the Commission in all material respects with the requirements of the Exchange Act.

Such opinion shall also recite that:

In the course of the Company’s preparation of the Registration Statement, the Pricing Disclosure Package and the Prospectus, we have participated in conferences with officers and other

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representatives of the Company, counsel for the Underwriters, representatives of the independent registered public accounting firm for the Company, and the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed and, although we are not passing upon, and do not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and have not made any independent check or verification thereof (except as set forth in paragraph 8 and 9), on the basis of the foregoing, we advise the Underwriters that (except as to (i) the financial statements, schedules and other financial data included in the Registration Statement or the Prospectus, and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which the Representative has not asked us to express, and as to which we do not express, any views) no facts have come to our attention that would lead us to believe that (x) the Registration Statement (including the documents incorporated by reference therein), as of the time it most recently became effective under the Securities Act, or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (y) the Prospectus (including the documents incorporated by reference therein), at its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) the Pricing Disclosure Package, as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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ANNEX II

Form of Opinion of Company’s General Counsel

1.     The statements under the captions “Executive Compensation” and “Certain Relationships and Related Transactions” in the Company’s Proxy Statement for the annual meeting of shareholders held on June 10, 2011, and incorporated by reference in the Pricing Disclosure Package and the Prospectus, as amended or supplemented, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

2.     The execution, delivery and performance of the Underwriting Agreement, the Indenture, the Notes and the Guarantees and compliance by the Company and the Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act of 1933, as amended, the securities or Blue Sky laws of the various states or the laws of any jurisdiction outside the United States), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property;

3.     I do not know of (i) any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so described, or (ii) any contract or other document that is required to be described in the Pricing Disclosure Package or the Prospectus or filed as an exhibit to the Registration Statement and is not so described or so filed;

4.     To my knowledge, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to my knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound;

5.     To my knowledge, the Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“Permits”), including without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business in the manner described in the Prospectus; to my knowledge, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event

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has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permit, except as in each case as would not, singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole; and, except as described in the Pricing Disclosure Package and the Prospectus, such Permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

Such opinion shall also recite that:

I assisted in collecting information requested by Underwriters’ counsel and outside counsel to the Company and responded to inquiries concerning the Company and its subsidiaries raised by such counsel, and I have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus; although except as expressly set forth herein, I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no facts have come to my attention that would lead me to believe that (except as to (i) financial statements, schedules and other financial data contained therein and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act, as to which I express no view), (x) the Registration Statement (including the documents incorporated by reference therein), as of the time it most recently became effective under the Securities Act or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (y) the Prospectus (including the documents incorporated by reference therein), at its date or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (z) the Pricing Disclosure Package, as of the Applicable Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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ANNEX III

Form of Opinion of Special Connecticut Counsel to the Connecticut Guarantors

6.     Each of the Connecticut Guarantors (i) is duly organized, validly existing and in good standing under the laws of the State of Connecticut and (ii) has the power and authority to carry on its business as it is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to execute, deliver and perform its obligations under the Indenture, the Guarantees therein and the Underwriting Agreement.

7.     The issued and outstanding beneficial ownership interests in each of the Connecticut Guarantors have been duly and validly authorized and issued.

8.     The Indenture and the Guarantees therein, the Underwriting Agreement and the Notes, as they apply to the Connecticut Guarantors, have been duly authorized, executed and delivered by each of them.

9.     The execution, delivery and performance by each of the Connecticut Guarantors of the Underwriting Agreement, the Indenture, the Notes, the performance of the Guarantees, and the consummation of the transactions contemplated therein, will not (i) violate the provisions of the indenture of trust for each of the Connecticut Guarantors or (ii) violate any present statute, rule or regulation promulgated by the State of Connecticut that is normally applicable both to Connecticut statutory trusts that are not engaged in regulated business activities and to transactions of the type contemplated by the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Indenture, the Notes and the Underwriting Agreement.

10.   The execution, delivery and performance of the Underwriting Agreement, the Indenture, the performance of the Guarantees, and the compliance by the Connecticut Guarantors with all the provisions thereof and the consummation of the transactions contemplated thereby do not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (or pursuant to any consent decree known to us by which a Connecticut Guarantor is bound), and do not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws or comparable organizational documents of any of the Connecticut Guarantors or any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 or the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, including any amendments thereto, or violate or conflict with any laws, administrative regulations or rulings or, to our knowledge, court decrees applicable to any of the Connecticut Guarantors or their respective property.

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ANNEX IV

Issuer Free Writing Prospectus Included in the Pricing Disclosure Package

Filed Pursuant to Rule 433
Dated September 20, 2011
Registration Statement No. 333-167837
Supplementing Preliminary Prospectus Supplement Dated September 20, 2011, and
Prospectus dated June 28, 2010

IRON MOUNTAIN INCORPORATED PRICING SUPPLEMENT

Issuer:		Iron Mountain Incorporated
Issue:		Senior Subordinated Notes due 2019
Distribution:		SEC Registered
Offering Size:		$400,000,000
Coupon:		7.750% per annum, payable semi-annually, October 1 and April 1, commencing April 1, 2012
Maturity:		October 1, 2019
Price to Public (Issue Price):		100.000%
Gross Proceeds:		$400,000,000
Gross Spread:		1.500%
All-in Price:		98.500%
Net Proceeds to Issuer:		$394,000,000 (before offering expenses)
Spread to Treasury:		+ 616 bps
Benchmark:		UST 3.375% due November 15, 2019
Optional Redemption:		Make-Whole T +50 bps until October 1, 2015
Call Prices:	October 1, 2015	103.875%
	October 1, 2016	101.938%
	October 1, 2017 and thereafter	100.000%
Equity Clawback:

A portion of the outstanding notes at 107.750% until October 1, 2014, provided at least $260,000,000 aggregate principal amount of notes (including any additional notes subsequently issued as part of the same class) remain outstanding immediately thereafter

Change of Control:		101% of principal plus accrued interest
Trade Date:		September 20, 2011
Settlement Date:		September 23, 2011 (T+3)
CUSIP:		46284PAN4
ISIN:		US46284PAN42
Denominations		2,000 x 1,000
Joint Bookrunners:

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Securities (USA) Inc., RBS Securities Inc., Scotia Capital (USA) Inc.

Co-Managers:		Credit Agricole Securities (USA) Inc., PNC Capital Markets LLC, TD Securities (USA) LLC, Wells Fargo Securities, LLC
Use of Proceeds:

We intend to use the net proceeds of the notes for general corporate purposes, including funding a portion of the shareholder payout commitments we have made and possible future acquisitions and investments.  See “Use of proceeds.”

Other Information:		The following changes are made to the preliminary prospectus supplement dated September 20, 2011, to which this pricing term sheet relates:

	1.	The following table replaces the financial table on page S-13:

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As Adjusted At June 30, 2011
(Dollars in millions)
Total long-term debt	$3,333.1
Total equity	$2,062.1
Debt to equity ratio	1.62x

2.	The following language replaces the fifth sentence within the section “Use of proceeds” on page S-18:

Based on the interest rate of 7.750%, we will record annual interest expense associated with the notes of $31.8 million, or approximately $19.1 million after tax assuming a tax rate of 40%.

3.	The last sentence within the section entitled “Use of proceeds” on page S-18 is deleted in its entirety.

4.	The following line items replace the corresponding line items in the capitalization table under the “As Adjusted” column under the heading “Capitalization” on page S-19 (in thousands):

Cash and Cash Equivalents	$665,124
7¾% Senior Subordinated Notes due 2019(4)	$400,000
Total Long-term Debt (including Current Maturities)	$3,333,119
Total Capitalization	$5,395,228

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at (800) 245-8812.

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